UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway
Germantown, MD  20876-7005

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 18, 2017, Senseonics Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), to issue and sell 11,637,500 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), in an underwritten offering pursuant to a Registration Statement on Form S-3 (File No. 333-217122) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”).  The public offering price is $2.15 per share of Common Stock.  The Company estimates that the net proceeds from the Offering will be approximately $23.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to 1,745,625 additional shares. The Offering is expected to close on August 23, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Cooley LLP as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01                                           Regulation FD Disclosure.

On August 17, 2017, the Company issued a press release announcing the Offering.  On August 18, 2017, the Company issued a press release announcing that it had priced the Offering.  Copies of these press releases are furnished herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “estimate,” or other comparable words. These forward-looking statements include statements about the Company’s anticipated underwritten offering and future expectations and plans and prospects for the Company. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions, the completion of the underwritten offering on the anticipated terms or at all and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and the Company’s other filings with the SEC under the heading “Risk Factors.”  In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
1.1	Underwriting Agreement by and between Senseonics Holdings, Inc. and National Securities Corporation, dated August 18, 2017.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release, dated August 17, 2017.
99.2	Press Release, dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
1.1	Underwriting Agreement by and between Senseonics Holdings, Inc. and National Securities Corporation, dated August 18, 2017.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release, dated August 17, 2017.
99.2	Press Release, dated August 18, 2017.